Exhibit 99.1

Axiall Board of Directors Declares Quarterly Dividend

ATLANTA — March 5, 2013 — The Board of Directors of Axiall Corporation (NYSE: AXLL) today declared a regular quarterly dividend of 8 cents per share of common stock. The dividend is payable April 10, 2013, to shareholders of record at the close of business on March 28, 2013.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company.  North American manufacturer of two chemical lines, chlorovinyls and aromatics, and manufactures vinyl-based building and home improvement products. The company’s vinyl-based building and home improvement products, marketed under Royal Building Products and Exterior Portfolio brands.  Axiall, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

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Martin Jarosick

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Alan Chapple

770-395-4538